Exhibit 4.2

             First Amendment to the Pooling and Servicing Agreement

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                   WACHOVIA BANK COMMERCIAL MORTGAGE TRUST,
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2007-C30

              FIRST AMENDMENT TO POOLING AND SERVICING AGREEMENT

            THIS FIRST AMENDMENT, dated as of September 21, 2007 (this "First Amendment"), by and among Wachovia Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), Wachovia Bank, National Association, as master servicer (the "Master Servicer"), CWCapital Asset Management LLC, as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee") to the Pooling and Servicing Agreement dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee.

            Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Pooling and Servicing Agreement.

                                    RECITALS

            WHEREAS, the Depositor, the Master Servicer, the Special Servicer, and the Trustee desire to amend the Pooling and Servicing Agreement; and

            WHEREAS, pursuant to Section 11.01(a)(ii) of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the Certificateholders or Companion Holders to correct, modify or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provisions in the Pooling and Servicing Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Depositor, the Master Servicer, the Special Servicer and the Trustee hereby agree that the Pooling and Servicing Agreement shall be amended as follows:

            SECTION 1. Amendments.

            (A) The definition of "Rated Final Distribution Date" is hereby deleted in its entirety and replaced with the following:

            "Rated Final Distribution Date": The Distribution Date in December 2043, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term (without regard to the related Stated Maturity Date).

            SECTION 2. Conditions Precedent. This First Amendment shall become effective on the date on which the Trustee shall have received this First Amendment, executed and delivered by a duly authorized officer of the Depositor, the Master Servicer, the Special Servicer and the Trustee.

            SECTION 3. Limited Effect. Except as expressly amended and modified by this First Amendment, the Pooling and Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

            SECTION 4. Counterparts. This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

            SECTION 5. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                 (SIGNATURES COMMENCE ON THE FOLLOWING PAGE)

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            IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special
Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

                                         WACHOVIA COMMERCIAL MORTGAGE
                                         SECURITIES, INC.,
                                         as Depositor

                                         By: /s/ Elizabeth K. Stinson
                                            -----------------------------------
                                              Name:  Elizabeth K. Stinson
                                              Title: Vice President


                                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as  Master Servicer

                                         By: /s/ Cynthia L. Schwartz
                                            -----------------------------------
                                              Name:  Cynthia L. Schwartz
                                              Title: Vice President


                                         CWCAPITAL ASSET MANAGEMENT LLC, as
                                         Special Servicer

                                         By: /s/ David B.Iannarone
                                            -----------------------------------
                                              Name:  David B. Iannarone
                                              Title: Managing Director


                                         WELLS FARGO BANK, N.A., as Trustee

                                         By: /s/ Shauna Schlachter
                                            -----------------------------------
                                              Name:  Shauna Schlachter
                                              Title: Vice President &
                                                     Assistant Secretary